Exhibit 99.1

PRESS RELEASE Feb. 4, 2021

Arrowhead Pharmaceuticals Reports Fiscal 2021 First Quarter Results

-	Conference Call and Webcast Today, February 4 at 4:30 p.m. EST

PASADENA, Calif., Feb. 4, 2021 — Arrowhead Pharmaceuticals, Inc. (NASDAQ: ARWR) today announced financial results for its fiscal first quarter ended December 31, 2020. The company is hosting a conference call at 4:30 p.m. EST to discuss results.

Conference Call and Webcast Details

Investors may access a live audio webcast on the Company's website at http://ir.arrowheadpharma.com/events.cfm. For analysts that wish to participate in the conference call, please dial 855-215-6159 or 315-625-6887 and provide Conference ID 1307499.

A replay of the webcast will be available on the company’s website approximately two hours after the conclusion of the call and will remain available for 90 days. An audio replay will also be available approximately two hours after the conclusion of the call and will be available for 3 days. To access the audio replay, dial 855-859-2056 or 404-537-3406 and provide Conference ID 1307499.

Selected Recent Events

•

Submitted an Investigational New Drug Application (IND) to the U.S. Food and Drug Administration for a Phase 2b dose-finding clinical study of ARO-ANG3, the company’s investigational RNAi therapeutic being developed as a treatment for patients with mixed dyslipidemia

•	Presented new clinical data from Phase 1/2 studies of both wholly owned cardiometabolic candidates, ARO-APOC3 and ARO-ANG3, at the American Heart

Association meetings and subsequently hosted key opinion leader webinars to discuss the data and plans for future development of the product candidates
•

Closed an agreement with Takeda to co-develop and co-commercialize ARO-AAT, which includes $300 million upfront, $740 million in potential milestone payments, a 50/50 profit sharing agreement in the U.S., and 20-25% royalty on net sales outside the U.S.

•

Presented new clinical data at The Liver Meeting Digital Experience, the Annual Meeting of the American Association for the Study of Liver Disease (AASLD) on ARO-AAT, Arrowhead’s candidate against liver disease associated with alpha-1 antitrypsin deficiency, showing that ARO-AAT strongly reduced the production of mutant Z-AAT protein and led to improvements in multiple biomarkers of alpha-1 liver disease

Selected Fiscal 2021 First Quarter Financial Results

ARROWHEAD PHARMACEUTICALS, INC.
CONSOLIDATED CONDENSED FINANCIAL INFORMATION (unaudited)
(in thousands, except per share amounts)

	Three months ended December 31,
OPERATING SUMMARY	2020	2019
REVENUE	$21,303	$29,455
OPERATING EXPENSES
Research and development	36,555	23,374
General and administrative expenses	8,802	10,934
TOTAL OPERATING EXPENSES	45,357	34,308
OPERATING INCOME (LOSS)	(24,054)	(4,853)
OTHER INCOME/(EXPENSE)	3,322	2,180
NET INCOME (LOSS)	$(20,732)	$(2,673)

NET INCOME (LOSS) PER SHARE (DILUTED)	$(0.20)	$(0.03)
WEIGHTED AVERAGE SHARES OUTSTANDING (DILUTED)	102,757	97,090

FINANCIAL POSITION SUMMARY	December 31,	September 30,
	2020	2020
CASH AND CASH EQUIVALENTS	$139,921	$143,583
SHORT-TERM INVESTMENTS AND MARKETABLE SECURITIES	165,406	171,910
LONG-TERM INVESTMENTS	110,855	137,487
TOTAL CASH RESOURCES (CASH AND INVESTMENTS)	416,182	452,980
OTHER ASSETS	83,069	69,524
TOTAL ASSETS	499,251	522,504
TOTAL CURRENT DEFERRED REVENUE	6,744	19,291
OTHER LIABILITIES	38,035	41,434
TOTAL LIABILITIES	44,779	60,725
TOTAL STOCKHOLDERS' EQUITY	454,472	461,779
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$499,251	$522,504

SHARES OUTSTANDING	103,194	102,376

About Arrowhead Pharmaceuticals

Arrowhead Pharmaceuticals develops medicines that treat intractable diseases by silencing the genes that cause them. Using a broad portfolio of RNA chemistries and efficient modes of delivery, Arrowhead therapies trigger the RNA interference mechanism to induce rapid, deep, and durable knockdown of target genes. RNA interference, or RNAi, is a mechanism present in living cells that inhibits the expression of a specific gene, thereby affecting the production of a specific protein. Arrowhead’s RNAi-based therapeutics leverage this natural pathway of gene silencing.

For more information, please visit www.arrowheadpharma.com, or follow us on Twitter @ArrowheadPharma. To be added to the Company's email list and receive news directly, please visit http://ir.arrowheadpharma.com/email-alerts.

Safe Harbor Statement under the Private Securities Litigation Reform Act:

This news release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this release except for historical information may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “project,” “could,” “estimate,” or “continue” are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, trends in our businesses, or other characterizations of future events or circumstances are forward-looking statements. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of numerous  factors and uncertainties, including the continuing impact of the COVID-19 pandemic, the safety and efficacy of our product candidates, the duration and impact of regulatory delays in our clinical programs, our ability to finance our operations, the likelihood and timing of the receipt of future milestone and licensing fees, the future success of our scientific studies, our ability to successfully develop and commercialize drug candidates, the timing for starting and completing clinical trials, rapid technological change in our markets, the enforcement of our intellectual property rights, and the other risks and uncertainties described in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other documents filed with the Securities and Exchange Commission from time to time. We assume no obligation to update or revise forward-looking statements to reflect new events or circumstances.

Contacts:

Arrowhead Pharmaceuticals, Inc.

Vince Anzalone, CFA

626-304-3400

ir@arrowheadpharma.com

Investors:

LifeSci Advisors, LLC

Brian Ritchie
212-915-2578

britchie@lifesciadvisors.com

www.lifesciadvisors.com

Media:

LifeSci Communications, LLC

Josephine Belluardo, Ph.D.
646-751-4361

jo@lifescicomms.com

www.lifescicommunications.com

Source: Arrowhead Pharmaceuticals, Inc.

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